Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts first quarter 2025 financial results

HERNDON, Va., April 30, 2025 — Navient (Nasdaq: NAVI) today posted its 2025 first quarter financial results. Complete financial results are available on the company’s website at Navient.com/investors. The materials will also be available on a Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a live audio webcast today, April 30, 2025, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Joe Fisher, CFO.

Analysts and investors who wish to ask questions are requested to pre-register at Navient.com/investors at least 15 minutes ahead of start time to receive their personal dial-in access details. Others who wish to join in listen-only mode do not need to pre-register and may simply visit Navient.com/investors to access the webcast.

Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available approximately two hours after the event’s conclusion.

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About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance solutions that help millions of people achieve success. Learn more at navient.com.

Contact:

Media:   Cate Fitzgerald, 317-806-8775, catherine.fitzgerald@navient.com

Investors: Jen Earyes, 703-984-6801, jen.earyes@navient.com

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